Exhibit 10.2

SECOND AMENDMENT TO SENIOR SECURED NOTES

SECOND AMENDMENT TO SENIOR SECURED NOTES dated as of September 16, 2011 (this “Amendment”), with respect to the Senior Secured Notes referred to below issued by ‘mktg, inc.’, a Delaware corporation (the “Company”), in favor of UCC-mktg Investment, LLC, a Delaware limited liability company (“UCC”), and the other Noteholders (as defined below).

W I T N E S S E T H

WHEREAS, certain Senior Secured Notes, each dated December 15, 2009 (as amended by a First Amendment to Senior Secured Notes dated May 7, 2010, and as otherwise amended, restated, supplemented or otherwise modified from time to time, collectively the “Senior Secured Notes”), were issued by the Company in favor of each of (i) UCC, (ii) Dave Arnold, (iii) Charles Horsey, (iv) James Ferguson, (v) Patty Hubbard, (vi) Marc Particelli and (vii) Marc C. Particelli 1996 Family Trust (collectively, the “Noteholders”); and

WHEREAS, in connection with that certain Settlement Agreement dated September 16, 2011, by and among Brian Murphy, Charles F. Tarzian, Fred Kaseff, Marc Particelli, James H. Feeney, Herbert M. Gardner, John A. Ward III, UCC, UCC-mktg Partners, LLC, Charles Horsey, Patty Hubbard, James Ferguson, Dave Arnold, the Company and Union Capital Corporation, the Noteholders have agreed to decrease the interest rate payable by the Company under the Senior Secured Notes from sixteen and one-half percent (16.5%) to twelve and one-half percent (12.5%).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and the Required Holders hereby agree as follows:

1.           Definitions. Capitalized terms not otherwise defined herein (including in the Recitals) shall have the meanings ascribed to them in the Senior Secured Notes.

2.           Amendment to the Initial Paragraph of the Senior Secured Notes. The initial paragraph of each of the Senior Secured Notes is hereby amended as of the Second Amendment Effective Date (as hereinafter defined) by deleting the following phrase where it appears therein:

“sixteen and one-half percent (16.5%) (provided, that upon the return of the Cash Collateral to the Collateral Agent and the Collateral Agent possessing a first priority security interest in such Cash Collateral, the Interest Rate shall be twelve and one-half percent (12.5%) on and as of such date)”.

and replacing such phrase with “, on and after the Second Amendment Effective Date, twelve and one-half percent (12.5%)”.

3.           Amendment to Section 22 of the Senior Secured Notes. Section 22 of each of the Senior Secured Notes is hereby amended as of the Second Amendment Effective Date by inserting the following new definition in the appropriate alphabetical order:

‘“Second Amendment Effective Date” means September 16, 2011.”

4.           Remedies. This Amendment shall constitute a Secured Notes Document. The breach by the Company of any representation, warranty, covenant or agreement in this Amendment shall constitute an Event of Default in accordance with Section 4 of each of the Senior Secured Notes.

5.           Representations and Warranties. To induce each of the Noteholders to enter into this Amendment, the Company makes the following representations and warranties to the Noteholders:

(a)
The Company has the requisite power and authority to enter into and perform its obligations under the Senior Secured Notes each as amended by this Amendment (the “Amended Senior Secured Notes”). The execution and delivery of the Amended Senior Secured Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s board of directors and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. The Amended Senior Secured Notes have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)	No Event of Default has occurred and is continuing after giving effect to this Amendment.

(c)
No action, claim or proceeding is now pending or, to the knowledge of the Company, threatened against the Company at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges the Company’s right, power, or competence to enter into this Amendment or perform any of its respective obligations under this Amendment, the Amended Senior Secured Notes or any other Secured Notes Document, or the validity or enforceability of this Amendment, the Amended Senior Secured Notes or any other Secured Notes Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of the Company, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

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(d)
After giving effect to this Amendment, the representations and warranties of the Company contained in the Purchase Agreement and each other Secured Notes Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Second Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

6.           No Other Amendments. Except as expressly provided herein, the Senior Secured Notes shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Senior Secured Note and shall not be deemed to prejudice any right or rights which any Noteholder, may now have or may have in the future under or in connection with any Senior Secured Note, as applicable, or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

7.           Outstanding Indebtedness; Waiver of Claims. The Company hereby acknowledges and agrees that the aggregate outstanding principal amounts of each of the Senior Secured Notes is payable pursuant to each Senior Secured Note, as applicable, without defense, offset, withholding, counterclaim or deduction of any kind. The Company hereby waives, releases, remises and forever discharges the Collateral Agent and each Noteholder from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Company ever had, now has or might hereafter have against the Collateral Agent or such Noteholder which relates, directly or indirectly, to any acts or omissions of the Collateral Agent or such Noteholder or any other Indemnitee (as defined in the Purchase Agreement) on or prior to the Second Amendment Effective Date.

8.           Expenses. The Company hereby agrees to pay and reimburse the Collateral Agent and each Noteholder for all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

9.           Affirmation of Existing Secured Notes Documents. After giving effect to this Amendment, the Company (a) confirms and agrees that its obligations under each of the Senior Secured Notes and the other Secured Notes Documents shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof and (b) confirm and agree that the Liens granted pursuant to any Secured Notes Document shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

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10.         Effectiveness. This Amendment shall become effective only upon satisfaction in full in the judgment of the Required Holders of each of the following conditions on or prior to September 16, 2011 (the “Second Amendment Effective Date”):

(a)
Amendment. The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Required Holders and the Company, with two (2) originals of each such party to follow promptly thereafter, which failure to receive such originals shall not effect the effectiveness hereof.

(b)
Representations and Warranties. The representations and warranties of or on behalf of the Company in this Amendment shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Second Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

11.           Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement.

12.           Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

COMPANY:

‘mktg, inc.’

By:	/s/ Charles Horsey
Name:	Charles Horsey
Title:	President

NOTEHOLDERS:

UCC – mktg Investment, LLC

By:	UCC – mktg Partners, LLC
Its Manager

By:	/s/ Gregory J. Garville
Name: Gregory J. Garville
Title: Managing Director

/s/ Dave Arnold
Dave Arnold

/s/ Charles Horsey
Charles Horsey

/s/ James Ferguson
James Ferguson

/s/ Patty Hubbard
Patty Hubbard

/s/ Marc C. Particelli
Marc Particelli

Marc C. Particelli 1996 Family Trust

By:	/s/ Kaye B. Particelli
Name: Kaye B. Particelli
Title: Trustee